STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into on October 23, 2007, by and among the following parties (each, a “Party” and collectively, the “Parties”):  itLinkz Group, Inc., a Delaware corporation (the “Company”), Jeremy P. Feakins (“Feakins”) and Growth Capital Resources, LLC (“Growth Capital”).

WHEREAS, the Company owns all of the capital stock of itLinkz Corporation, a Delaware corporation (the “Subsidiary”), and the Company has assigned to the Subsidiary all of its assets relating to the business that it carried on during the year prior to September 28, 2007 (the “Business”); and

WHEREAS, Feakins and Growth Capital have loaned funds to the Company and Feakins has performed services under contract to the Company, such that on this date the aggregate debt of the Company to Feakins and Growth Capital is $1,142,052.90; and

WHEREAS, Feakins desires to acquire the Subsidiary, and the Company is willing to transfer the Subsidiary to Feakins in exchange for the considerations set forth below; and

WHEREAS, Feakins controls Growth Capital, and Growth Capital is willing to facilitate Feakins’ acquisition of the Subsidiary on the terms set forth herein.

NOW, THEREFORE, it is agreed:

ARTICLE 1:  TRANSFER OF SUBSIDIARY

1.1

The Company hereby transfers and assigns to Feakins all of the outstanding capital stock of the Subsidiary.  The Company represents that no certificates have been issued for the capital stock of the Subsidiary, and that the execution and delivery of this agreement transfers to Feakins all right, title and interest in the capital stock of the Subsidiary, free of liens, claims and encumbrances.

1.2

       Feakins acknowledges and agrees that he has superior knowledge regarding the Business and the financial condition of the Subsidiary to that of any other member of the management of the Company.  Accordingly, the Company hereby transfers the Subsidiary to him, and he acquires the Subsidiary, without any warranty or representation regarding the Subsidiary.

ARTICLE 2:  CONSIDERATION

In consideration of the assignment of the Subsidiary to him, Feakins covenants for the benefit of the Company as follows:

2.1

         Feakins hereby personally guarantees payment of all of the obligations of the Subsidiary to the Company arising under the Assignment and Assumption and Management Agreement dated September 28, 2007 (the “Management Agreement”).

2.2

         Feakins hereby reaffirms his obligation to indemnify the Company to the extent set forth in Section 7.1 of the Management Agreement.

2.3

         Feakins hereby releases and discharges the Company from all debts and obligations arising prior to the date hereof.

2.4

         The Company and Feakins hereby terminate all agreements between them, effective on the execution of this stock purchase agreement.  There shall be no continuing obligations between the Company and Feakins, except such as arise from either (a) Feakins’ continuing service on the Company’s Board of Directors, which he will carry out without compensation, or (b) Feakins continuing ownership of common stock of the Company.

ARTICLE 3:  RELEASE BY GROWTH CAPITAL

3.1

         In consideration of the assignment of the Subsidiary to Feakins, Growth Capital hereby releases and discharges the Company from all debts and obligations arising prior to the date hereof.

3.2

         Feakins hereby warrants to the Company that, except for the debts discharged pursuant to Sections 2.3 and 3.1 hereof, there is no debt or obligation owed by the Company to any person or entity that is affiliated with Feakins or under the control of Feakins or acting in concert with Feakins.

ARTICLE 4:  MANAGEMENT AGREEMENT

The Assignment and Assumption and Management Agreement shall remain in full force and effect, except that Article 6 of the Management Agreement is hereby terminated.

ARTICLE 5:  MISCELLANEOUS

5.1

  Benefit.  This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors, assignees, heirs and legal representatives.

5.2

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

5.3

Amendment, Modification and Waiver.    Any Party hereto may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any Party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition.  Each amendment, modification, supplement or waiver shall be in writing and signed by the Party or Parties to be charged.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on October 23, 2007.

ITLINKZ GROUP, INC.

GROWTH CAPITAL RESOURCES, LLC

By: /s/ Yan Tinghe

By: /s/ Jeremy P. Feakins

      Yan Tinghe, Chief Executive Officer

        Jeremy P. Feakins, Manager

/s/ Jeremy P. Feakins

Jeremy P. Feakins

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